                                                                                                     Exhibit 99(b)

Earnings  Release  Conference Call  Presentation on May 1, 2003 by Michael D. Eisner,  Chairman and Chief Executive
Officer;  Robert A. Iger,  President,  and Thomas O. Staggs,  Senior  Executive Vice President and Chief  Financial
Officer of The Walt Disney Company

Thomas O. Staggs:

As expected, our results last quarter for our theme park and Disney Store operations were affected by the difficult economy and the disruption in travel resulting from fear of terrorism and the war in Iraq.  At the same time, we were extremely pleased with the continued success at the Studio and encouraged by results in our licensing business.

The effects of the travel downturn have been felt in varying degrees across our theme park properties, although our focus on cost containment continues to help lessen the impact.  At Walt Disney World, attendance for the quarter was down roughly 7% from the prior year, although per capita spending remained strong -- as it has for the past several quarters -- with gains of around 3% over the prior year.  At Disneyland Resort, attendance increased modestly, driven by strong local attendance and the growing popularity of Disney's California
Adventure.

So far for the third fiscal quarter, our advance bookings are still extremely close in, making visibility into the summer period substantially less clear than it would usually be.
At Walt Disney World, reservations for guests visiting in the next few weeks have recently increased.   However,
looking at the June quarter as a whole, reservations on the books at Walt Disney World are still meaningfully down versus where we stood at this time last year.  Disneyland bookings, on the other hand, are still tracking somewhat ahead of last year.

At Disney Cruise Line we continue to see solid results.  March quarter occupancies and load factors were on par
with the prior year, and so far this quarter that trend continues.   Reservations on the books for our cruise
business are also in line with last year.

Turning now to Media Networks, in Broadcasting we estimate the total operating income impact of covering the war to be roughly $50 million, with approximately $32 million of that falling into the second quarter.  The net cost for the Super Bowl during the quarter also resulted in a more difficult comparison to last year.  On the other hand, the strength we've seen in the advertising market throughout the season continued into the second quarter, with primetime scatter market rates roughly 25% above upfront levels.  And, as has been the case over the past several periods, advertisers have been picking up more than 90% of their options.

At our television stations, pacings for the second quarter were up by mid-to-high single digits.  At radio, we have seen some relative softness in network ad sales, although advertising at our radio stations was up for the quarter versus the prior year.

In our cable businesses, results suffered from the bankruptcy of one of our international distributors -- Direct
TV Latin America -- representing roughly a $35 million downside this quarter.  Despite this impact, our cable business as a whole grew 5% for the quarter, led by strong gains at ESPN.  We've made substantial investments in programming at ESPN -- especially in the acquisition of sports rights like the NBA - and we believe we have increased value to both viewers and the distributors who carry the ESPN suite of channels.  While we will see some near-term margin compression in the third quarter, we believe these investments will help drive growth in this business over time.  Results at Toon Disney and SOAPnet have also shown growth, as those channels continue to gain both subscribers and advertising dollars.

At Consumer Products, the Disney Stores suffered from the overall weakness felt across retail in general and the
specialty retail industry specifically.   Results also reflected last year's sale of the Disney Stores in Japan, which added to difficult comparisons.  However, we are continuing to see improving fundamentals in our licensing business, where we are increasingly emphasizing the development and distribution of product through mass retailers.  In our softlines division in particular, higher earned revenues from new direct-to-retail deals are contributing to our momentum in licensing.

The highlight of the March quarter was clearly the success of our Studio operations, reflecting not only creative achievement, but also our focus on the profitability and capital returns of film projects as a key measure of
success.   Two excellent examples of this approach were "Bringing Down the House," which is currently in theaters, and "Sweet Home Alabama," currently in release on video and DVD.  Each film cost roughly $35 million to produce.  "Sweet Home Alabama" generated more than $125 million at the domestic box office and is well on its way to selling more than 8 million units in video and DVD.  We expect that the film will ultimately deliver total profit to the company of more than $130 million.  The success thus far of "Bringing Down the House" indicates that it too will be a strong contributor to our returns.

At this point, we believe that the impact of the soft environment will continue to be felt at the Parks and our
Stores during the third quarter.  However, we're encouraged by the move toward resolution in Iraq and pleased to
see the recent increase in consumer confidence.   And, we're hoping to see that translate into increased
bookings, an upswing in retail spending and stronger year-over-year comparisons in our September quarter as the environment improves.

Our major summer film releases also represent potentially important swing factors for the balance of our fiscal year.  These include the Disney/Pixar film "Finding Nemo" and the Disney film "Pirates of the Caribbean - The
Curse of the Black Pearl."

As we manage through this difficult period, we will continue to closely focus on our costs and investments.  At the same time, we believe we are positioning ourselves well to capitalize on improvements in the environment.
Here is Bob Iger to talk about some of the work we're doing in that regard.

Robert A. Iger:

Disney does indeed have a strong foundation from which to deliver long-term growth.  At our theme parks, our near-term priority is developing marketing initiatives to attract and extend the stay of our visitors, focusing on strong, segment-wide events and key attractions.  We've seen success from our recent additions to Disney's
California Adventure, including the Aladdin stage show, A Bug's Land and Playhouse Disney Live.   A little over a
year from now, we'll begin celebrating the "50th Anniversary of Disney's Theme Parks" at our domestic and international properties.

Coupled with this segment-wide event will be a focus on live shows and spectaculars -- large-scale entertainment events like Fantasmic!, IllumiNations and Festival of the Lion King -- that can be imported to different parks around the globe and which we think will "move the needle" in terms of guest ratings, intent to return and overall attendance.

And while our most significant capital investments are behind us, three major attractions will open at our parks over the next several years that we believe will drive increased demand and enhance the entertainment experience of our guests.  In August, the uniquely Disney attraction Mission: Space, sponsored by HP, soft-opens at EPCOT.
I can tell you first hand that this ride is truly one of a kind and extremely exhilarating.   In addition, the
Tower of Terror at Disney's California Adventure will open its elevator doors next year, and Expedition: EVEREST
will open at Disney's Animal Kingdom in 2006.   And in December, Disney's Pop Century Resort opens, which will add nearly 3,000 value-priced rooms to the Walt Disney World resort.

Despite the difficult retail environment, Consumer Products licensing has experienced success due to a
merchandising strategy developed around Disney's classic Princess characters.   Between 2001 and 2002, retail
sales of Disney's Princess products grew from roughly $140 million to $700 million, and they are tracking to do
$1.3 billion at retail this year.  We are optimistic that this collection will continue to build in the future as we enter new categories and markets.

Beyond products that extend our valuable library franchises, our Consumer Products merchandise portfolio will expand to include more properties that originated on the Disney Channel, which through its wide distribution and daily exposure to targeted audiences has the ability to develop sustainable properties with broad appeal.  Disney
Channel's break-out property "Lizzie McGuire" has been a success at retail with apparel, videos and records and we're looking to replicate this experience with Disney Channel's newest property, "Kim Possible," which will be the cornerstone of Wal*Mart's "Back-to-School" program this summer.  We believe that new property development like this - and our move to a more active licensing model over the past several years - will help drive positive results for our business.

At ABC, we have made measurable strides this season across all dayparts.  At the beginning of the season, we stated that our goal for primetime was to focus on building one or two nights a week to more competitive
positions.   We accomplished this with our Tuesday and Wednesday night comedies and "The Bachelor," and we intend to build upon this foundation next season.
One way we plan to deliver on this is by adding more comedies to our primetime schedule.  The comedy format repeats with greater success than dramas and can generate long-term value for the company through syndication.

Having improved ABC's schedule last fall and given our enthusiasm for next season's development, we're optimistic that ABC will be better positioned in the upfront advertising market relative to prior year.  Based on the strength of the current scatter advertising market and marketplace intelligence, we believe that the broadcast upfront advertising market in aggregate will exceed last season.  And, although it's difficult to predict, we do anticipate healthy increases over last year's pricing across all of ABC's dayparts.

Due to a strengthened marketplace for sports coupled with improved ratings, advertising sales for the NHL and NBA
playoffs are both substantially complete.   ESPN's ratings overall have continued to rise - with total day up 11%
for the March quarter.  In addition to other programming enhancements, ESPN's carriage of the NBA is making a difference in its first year, with ratings up 54% in its time periods on ESPN and 37% on ABC Sports.

In this past quarter, ESPN launched ESPN High Definition and also ESPNMotion - a service that provides ESPN
content to broadband internet users.  Another service just announced is ESPN Pay per View.   These new services
add value not just to the company and to ESPN fans, but also to distributors and those with an interest in seeing growth in the adoption of new technologies, like broadband, high definition TV and video-on-demand..

While DVD may not represent new, cutting-edge technology, it continues to represent a substantial opportunity for
Disney, especially as the devices are purchased by the mainstream family segment - a huge market that is core for our company.  To capitalize on increased penetration, we're making a number of changes to our long-standing moratorium strategy for our best-loved "Platinum" animation titles.

Rather than ten-year release cycles for each Platinum title, we now expect to release two Platinum titles per year, in March and October, which will effectively condense the cycle to seven years.  This will enable us to distribute all Platinum titles on DVD by 2007 rather than 2010, allowing for a two-year selling window and a five-year period where the title is off the market.  In addition, we plan to expand the Platinum portfolio in
2004 -- after the release of our next Platinum title "The Lion King" -- to include "Sleeping Beauty,"
"Pinocchio," "Peter Pan" and "Fantasia."

These initiatives are a sample of the latest ways that we're using our branded content to take advantage of the opportunities that new distribution platforms present.  We believe that these strategies and trends will drive growth over the long term.  We are mindful of the near-term challenges still posed by current world events, but as external conditions return to normal, we expect the underlying strength of our assets to propel renewed growth.

Michael D. Eisner:

I am pleased with the way our management team is responding to the current external challenges, and remain confident that when the economic upswing comes, Disney will be one of the greatest beneficiaries.  This is because the fundamental strength of our brands, characters and creativity remains intact, a fact borne out across our businesses this quarter.

At our Studio,

--   "Chicago, " winner of the Academy Award for Best Picture, passed the $160 million mark in domestic box office, becoming the highest grossing film in Miramax history;
--   "Bringing Down the House" has exceeded $125 million at the U.S. box office, but more importantly should drive well over $100 million in ultimate profits;
--   "Holes" opened two weekends ago and, having already grossed $36 million, is providing further evidence of the continuing strength of Disney-branded films; and
--   This weekend, we will look to continue the growth of the powerful "Lizzie McGuire" franchise with the release of her first live action film.

Later this month, we'll debut the highly anticipated Disney/Pixar film "Finding Nemo," and in early July comes
Johnny Depp in the summer event movie produced by Jerry Bruckheimer, "Pirates of the Caribbean - The Curse of the
Black Pearl."

Our studio is number-one at the U.S. box office so far this year, with a 27% domestic share.  What makes this success tangible is the fact that it is based on moderately budgeted films, resulting in significant gains in profitability.

At Disney Consumer Products,

--   As Bob mentioned, the Princess line continues to perform extremely well; and
--   Baby Einstein is proving to be an outstanding acquisition, opening the way to greater penetration by our company in the sizeable educational market.

At our theme parks, the fundamental appeal of our properties is as strong as it's ever been.
In fact, our recent research indicates that the public's intent to visit a Disney theme park within the next 12 months is the highest we've seen since we started measuring the statistic 5 years ago.

We are especially well poised for growth thanks to the transformation of our Paris, Tokyo and, especially,
Anaheim properties into destination resorts.   Disneyland was the park that launched this entire business, but by the early `90s, the area around it was becoming seriously distressed.  Thanks to a wide-ranging public/private partnership, we have fundamentally altered the environment around Disneyland into a garden district that features world-class hotels, a second theme park and Downtown Disney, which has become a major focal point for Orange
County.  The new Disneyland Resort represents the culmination of a 15-year strategy to safeguard and expand one of our greatest single assets.

A recent initiative that should drive added performance at our parks is the Disney-branded Visa card that we inaugurated with Bank One during the quarter.  It offers rewards that can be redeemed at our resorts and, in just
50 days, more than 150,000 people have already signed up, representing one of the fastest card launches in history.

So, the fact remains that we are strategically positioned in our core entertainment categories, leaving us well situated to capitalize on an improving economy and emerging trends -- especially the development of new technologies, such as digital transmission.

The transition to digital delivery will have tremendous implications across our businesses -- from media networks to theme parks to film to consumer products. Consider what it will mean for our movie studio.  In the analog world, this business focuses on a structured sequence of release windows -- from theatrical to video to pay-per-view to premium cable to network broadcast to syndication, and so on.  In the digital world, we will be able to rethink this sequencing.  We believe that the immediacy and lower cost base of digital delivery will open up major new markets here in the United States and around the world.

We intend to be on the leading edge of the digital wave.  We are working on multiple technologies to distribute films in a number of new ways -- through the internet and using over-the-air spectrum -- for both limited-viewing rental and for sell-through.

We will continue to adapt our product to meet important new consumer trends and to establish long-term sources of
growth.   As long as we consistently provide great entertainment and manage it well, our company will prosper through all the inevitable business cycles.